UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2015
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ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________________________________________

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
(Former name or former address, if changed since last report.)
___________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.
On November 11, 2015, Altria Group, Inc. issued a press release in connection with the firm offer by Anheuser-Busch InBev SA/NV to effect a business combination with SABMiller plc in a cash and stock transaction valued at approximately $107 billion. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
Item 8.01.    Other Events.
On November 11, 2015, Anheuser-Busch InBev SA/NV (“AB InBev”) announced its firm offer to effect a business combination with SABMiller plc (“SABMiller”) in a cash and stock transaction valued at approximately $107 billion. Under the terms of the transaction, SABMiller shareholders will receive 44 British pounds in cash for each SABMiller share, with a partial share alternative (“PSA”) available for approximately 41% of the SABMiller shares.
Under the terms of the PSA, SABMiller shareholders may elect to receive for each SABMiller share held (i) 0.483969 restricted shares (the “Restricted Shares”) in a newly formed Belgian company (“NewCo”) that will own the combined SABMiller and AB InBev business plus (ii) 3.7788 British pounds in cash. On November 10, 2015, the Board of Directors of Altria Group, Inc. (“Altria”) authorized Altria to provide an irrevocable undertaking to vote Altria’s shares of SABMiller in favor of the proposed transaction and to elect the PSA (the “Irrevocable Undertaking”). Altria delivered the Irrevocable Undertaking on November 11, 2015.
If the transaction is completed, NewCo will acquire SABMiller and, following the closing of that acquisition, AB InBev will merge into NewCo. Altria expects to exchange its approximate 27% economic and voting interest in SABMiller for an interest that will be converted into Restricted Shares representing an approximate 10.5% economic and voting interest in NewCo plus approximately $2.5 billion in cash (subject to proration as further described below).
The Restricted Shares of NewCo will:

•	be unlisted and not admitted to trading on any stock exchange;

•	be subject to a five-year lock-up from closing (subject to limited exceptions);

•	be convertible into ordinary shares of NewCo on a one-for-one basis after the end of this five-year lock-up period;

•	rank equally with ordinary shares of NewCo with regards to dividends and voting rights; and

•	have director nomination rights with respect to NewCo.
With the exception of the cash consideration Altria expects to receive in the transaction, Altria expects that the transaction will result in a deferral of United States corporate income tax for Altria. Altria and

AB InBev have entered into a tax matters agreement providing for certain covenants, representations and warranties and indemnification obligations of AB InBev and NewCo in connection with the tax treatment of the transaction and the provision of information necessary to assist Altria in connection with its United States federal income tax reporting (the “Tax Matters Agreement”).
Based on the anticipated structure of the transaction, Altria expects to account for its investment in NewCo under the equity method of accounting. Altria and AB InBev have entered into an information rights agreement pursuant to which, following completion of the transaction, NewCo will provide Altria with certain financial information necessary to assist Altria in connection with its financial reporting, financial controls and financial planning (the “Information Rights Agreement”).
Upon closing of the transaction, Altria estimates that it will record a one-time pre-tax accounting gain of approximately $12 billion, or $8 billion after-tax. This estimate is based on the AB InBev share price and British pound to United States dollar exchange rate as of November 10, 2015, and the book value of Altria’s investment in SABMiller at September 30, 2015. The actual gain recorded at closing may vary significantly from this estimate based on changes to these factors and any proration of Restricted Shares as discussed further below.
If the transaction is completed, Altria expects to receive Restricted Shares under the PSA representing approximately 10.5% economic and voting interest in NewCo; however, the number of shares that Altria receives and its corresponding percentage ownership of NewCo at closing are subject to proration because the PSA limits the maximum number of shares that may be issued under the offer to 326 million NewCo Restricted Shares. To the extent that elections for the PSA exceed this maximum number and cannot be satisfied in full, the equity portion of all PSA elections will be adjusted downwards on a pro rata basis. It is possible that significant proration could (i) reduce Altria’s projected percentage ownership of NewCo; (ii) increase the amount of cash that Altria receives; (iii) increase the amount of the pre-tax gain recorded by Altria; (iv) impose additional tax liabilities on Altria; and (v) impact Altria’s ability to account for its investment in NewCo under the equity method of accounting.
The transaction is subject to certain closing conditions, including without limitation shareholder approvals of both SABMiller and AB InBev, and receiving the required regulatory approvals.
On November 11, 2015 Altria entered into a derivative financial instrument to hedge Altria’s exposure to the British pound in conjunction with the cash consideration that Altria expects to receive under the PSA. This derivative financial instrument does not qualify for hedge accounting; therefore changes in the fair value of this instrument will be recorded as a reported pre-tax gain or loss on Altria’s consolidated statement of earnings in the periods the changes occur.
The foregoing descriptions of the Irrevocable Undertaking, the Tax Matters Agreement and the Information Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Irrevocable Undertaking, the Tax Matters Agreement and the Information Rights Agreement, copies of which are attached as Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4, respectively, and incorporated by reference in this Current Report on Form 8-K.
Forward-Looking and Cautionary Statements
This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this Current Report on Form 8-K are described in Altria’s publicly filed reports, including its Annual Report on Form 10-K for the year ended December 31, 2014 and its Quarterly Report on Form 10-Q for the period ended September 30, 2015.  In addition, the factors related to AB InBev’s proposed transaction to effect a business combination with SABMiller include the following: the risk that one or more conditions to closing the proposed transaction may not be satisfied; the risk that a shareholder or regulatory approval required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; AB InBev’s inability to achieve the contemplated synergies and value creation from the proposed transaction; the fact that Altria’s election to receive transaction consideration in the form of equity is subject to proration, which may result in a reduced percentage ownership of the combined company, additional tax liabilities and/or changes in Altria’s accounting treatment of the investment; the fact that the equity securities to be received by Altria as transaction consideration will be subject to restrictions on transfer lasting five years from completion of the proposed transaction; the risk that AB InBev’s share price, which affects the value of Altria’s transaction consideration, will fluctuate based on a variety of factors which are beyond Altria’s control; the fact that the strengthening of the U.S. dollar against the British pound would adversely affect Altria’s cash consideration as the British pound would translate into fewer U.S. dollars; and the risk that the tax treatment of Altria’s transaction consideration is not guaranteed and that the tax treatment of the dividends Altria receives from NewCo may not be as favorable as dividends from SABMiller.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits

99.1	Altria Group, Inc. Press Release, dated November 11, 2015 (furnished under Item 7.01)
99.2	Deed of Irrevocable Undertaking, dated November 11, 2015, between Altria Group, Inc. and Anheuser-Busch InBev SA/NV
99.3	Tax Matters Agreement, dated November 11, 2015, between Altria Group, Inc. and Anheuser-Busch InBev SA/NV
99.4	Information Rights Agreement, dated November 11, 2015, between Altria Group, Inc. and Anheuser-Busch InBev SA/NV

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and
Senior Assistant General Counsel

DATE: November 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Altria Group, Inc. Press Release, dated November 11, 2015 (furnished under Item 7.01)

99.2	Deed of Irrevocable Undertaking, dated November 11, 2015, between Altria Group, Inc. and Anheuser-Busch InBev SA/NV

99.3	Tax Matters Agreement, dated November 11, 2015, between Altria Group, Inc. and Anheuser-Busch InBev SA/NV

99.4	Information Rights Agreement, dated November 11, 2015, between Altria Group, Inc. and Anheuser-Busch InBev SA/NV